UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2014

Global Digital Solutions, Inc.

(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	000-26361 (Commission File Number)	22-3392051 (IRS Employer Identification No.)
777 South Flagler Drive, Suite 800 West West Palm Beach, Florida 33401 (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (561) 515-6163

___________________________N/A___________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported on July 7, 2014, (i) effective July 2, 2014, Global Digital Solutions, Inc. (the “Company”) appointed Stephen L. Norris as a member of its Board of Directors (the “Board”) and as Chairman and CEO of the Company’s wholly-owned subsidiary, GDSI International, and (ii) effective as of July 7, 2014, the Board elected Mr. Norris Vice Chairman of the Company.

The Company and Mr. Norris have agreed to certain compensation terms which are set forth herein:

1.	Effective as of July 1, 2014, and for so long as Mr. Norris continues to serve as a director of the Company, he shall be paid a monthly fee of $6,000, payable in cash, monthly in arrears.

2.	Mr. Norris will be granted 12 million restricted stock units (“RSU”) convertible into 12 million shares of the Company’s common stock. The RSU’s will vest in 3 equal installments commencing June 30, 2015 based on minimum revenue goals (which have not yet been established) for GDSI International. The RSU agreement will provide that if the minimum annual revenue goal is not met in a given year, the revenue achieved year-to-date will be reset and that year's shares will be carried forward to the next year.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Digital Solutions, Inc.
Date: August 4, 2014	By: /s/ Richard J. Sullivan____________
Richard J. Sullivan
Chief Executive Officer